TF FINANCIAL CORPORATION

2011 DIRECTORS STOCK COMPENSATION PLAN

ARTICLE I

PURPOSE

The purpose of the TF Financial Corporation 2011 Directors Stock Compensation Plan is to promote the growth and profitability of TF Financial Corporation by attracting and retaining directors of outstanding competence and aligning their interests with those of the shareholders through compensation in the form of an equity interest in TF Financial Corporation.

ARTICLE II

DEFINITIONS

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

“Bank” means Third Federal Bank, a federally chartered savings institution, and any successor thereto.

“Board” means the Board of Directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended, and applicable regulations promulgated thereunder.

“Committee” means the Committee described in section 4.1.

“Corporation” means TF Financial Corporation, a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

“Effective Date” means the date the shareholders of the Corporation approve the Plan.

“Eligible Director” on any date means a member of the Board who is not a common-law employee of the Corporation or the Bank.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a Share on a specified date: (a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United

States securities exchange on which the Shares are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date, as of the close of the market in New York City and without regard to after-hours trading activity, on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or (c) if sections (a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

“Grant Instrument” means the written agreement between an Eligible Director and the Corporation evidencing his or her rights under the Plan. In the absence of such a written agreement, written resolutions of the Committee or the members of the Board who are independent directors adopted in accordance with the Plan and evidencing the Eligible Director’s rights under the Plan shall be deemed a Grant Instrument.

“Non-Employee Director” means a member of the Board who qualifies as a non-employee director for purposes of Rule 16b-3 promulgated under the Exchange Act or the corresponding provisions of any successor rule or regulation.

“Plan” means the TF Financial Corporation 2011 Directors Stock Compensation Plan, as may be amended from time to time.

“Recipient” means the person to whom Shares are issued under the Plan.

“Service” means tenure as an Eligible Director as a member of the Board of the Corporation.

“Share” means a share of Common Stock, par value $.01 per share, of TF Financial Corporation. In the event Shares are converted into or exchanged for other securities, or an adjustment is made under section 6.3 which converts Shares available under the Plan into other securities, references to Shares shall include, as appropriate, references to such other securities.

“Termination” means cessation of Service for a reason other than removal for cause.

ARTICLE III

AVAILABLE SHARES

SECTION 3.1  Shares Available under the Plan. Subject to Article VI, the maximum aggregate number of Shares which may be issued under Article V of the Plan shall be 36,000 Shares. Shares issued under the Plan may be either authorized and unissued shares, treasury shares or shares purchased in the open market.

Section 3.2  Computation of Shares Available. For purposes of section 3.1, the number of Shares available under the Plan shall be reduced by one (1) Share for each Share issued in accordance with Article V pursuant to the terms of the Plan.

SECTION 3.3  Shares Available under the Plan. If on any date the number of Shares available under the Plan is less than the aggregate number of Shares required for awards to be made on such date, the number of Shares subject to each award then being made shall be adjusted by a fraction, the numerator of which is the total number of Shares then available under the Plan and the denominator of which is the aggregate number of shares that would be required to satisfy all awards then being made, rounded down to the nearest whole Share.

ARTICLE IV

ADMINISTRATION

SECTION 4.1  Committee. The Plan shall be administered by a Committee which shall be the Compensation Committee of the Corporation.

SECTION 4.2  Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations for the conduct of its meetings, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the written consent of a majority of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

SECTION 4.3  Committee Responsibilities. Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have plenary authority to carry out its responsibilities, including, without limitation, the authority: (a) to interpret the provisions of the Plan, and to determine all questions that may arise under the Plan; (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate. All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall, in the absence of manifest error, be final and conclusive and binding upon the Corporation and all other parties having an interest therein.

ARTICLE V

FULL VALUE SHARES

SECTION 5.1  Compensation Awards to Eligible Directors. As of the first business day of each calendar quarter (“Grant Date”) following the Effective Date, the Committee shall make an award to each Eligible Director of a number of Shares with a Fair Market Value on such Grant Date that is equal to the quarterly retainer (“Retainer”) then in effect and payable to such Eligible Director for his or her service as a member of the Board of the Corporation, including any additional compensation as Chairman or Vice Chairman, as applicable, rounded down to the nearest whole Share.  The Board or the Compensation Committee of the Board shall have the authority to revise the Retainer from time to time in its sole discretion or to suspend or reinstate the provisions of this Section 5.1 in its sole discretion. Such Shares awarded under this section 5.1: (a) shall be in the form of Shares registered in the name of the Eligible Director; (b) shall be deemed 100% earned and non-forfeitable as of such grant date; and (c) shall carry full voting and dividend rights in favor of the holder of record from such Grant Date.  Unless an Eligible Director requests, with the Committee's consent, or the Committee determines otherwise, awards under this section 5.1 shall be effected by direct registration of the Shares in a book-entry account on the Corporation’s stock transfer records established for the Eligible Director by the Corporation’s transfer agent within 45 days of such Grant Date; and in the event that an alternative form of delivery shall be utilized, then such delivery will also be made within such 45 day period. The Committee shall make such arrangements for control of Shares issued under this section 5.1, or for the imposition of restrictions on certificates, book-entry accounts or other evidence of such Shares, as it deems necessary or appropriate to enforce any transfer restriction deemed appropriate by the Committee and other provisions of this Section 5.1.

ARTICLE VI

AMENDMENT, TERMINATION AND ADJUSTMENTS

SECTION 6.1  Termination. The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all awards theretofore granted under the Plan that are outstanding on the date of such suspension or termination shall remain outstanding for the period and on the terms and conditions set forth in the Grant Instruments evidencing such awards.

SECTION 6.2  Amendment. The Board may amend the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with the corporate governance standards imposed under the listing requirements established by any national securities exchange on which the Corporation lists or seeks to list Shares, no such amendment shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment; provided further, however, section 6.2 may not be amended to lessen the prohibitions contained therein at any time without shareholder approval.

SECTION 6.3  Adjustments in the Event of Business Reorganization. In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Shares for other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Recipients under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for issuances of Shares in the aggregate to all Eligible Directors and individually to any one Eligible Director and (ii) the number and kind of securities that may be delivered or deliverable in respect of undistributed Shares. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, grants of Shares (including, without limitation, cancellation of awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Shares using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any parent or subsidiary or the financial statements of the Corporation or any parent or subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1  Status as an Employee Benefit Plan. This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an “employee benefit plan” under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified compensation program for self-employed individuals that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

    SECTION 7.2  No Right to Continued Service. Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Director any right to a continuation of his or her position with the Corporation as a director or otherwise. The Corporation reserves the right to remove any participating member of the Board or terminate his or her Service in other capacities or change the terms and conditions of any such Service to the same extent it could do so if the Plan had not been adopted.

SECTION 7.3  Construction of Language. Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated. The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

SECTION 7.4  Governing Law. The Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts located in Bucks County, Pennsylvania shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Shares granted under this Plan, each Eligible Director, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

SECTION 7.5  Non-Alienation of Benefits. Except as expressly provided in the Plan, the right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

SECTION 7.6  Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party: (a) if to the Committee: TF Financial Corporation, 3 Penns Trail, Newtown, Pennsylvania 18940, Attention: Corporate Secretary; and (b) if to a Recipient, to the Recipient’s address as shown in the Corporation’s records.

SECTION 7.7  Approval of Shareholders. The Plan shall be subject to approval by the Corporation’s shareholders. No Shares may be granted prior to the date of such approval.

    SECTION 7.8  Conditions to the Issuance of Shares. The Corporation’s obligation to deliver Shares shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Eligible Director to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

SECTION 7.9  [Reserve]

SECTION 7.10  Compliance with Section 409A of the Code. To the extent that the Plan and/or Shares granted under the Plan are construed to be non-qualified deferred compensation plans described in section 409A of the Code, the Plan and any Grant Instruments shall be operated, administered and construed so as to comply with the requirements of section 409A of the Code. The Plan and any Grant Instruments shall be subject to amendment, with or without advance notice to Recipients and other interested parties, and on a prospective or retroactive basis, including, but not limited to, amendment in a manner that adversely affects the rights of Recipients and other interested parties, to the extent necessary to effect compliance with section 409A of the Code.

SECTION 7.11  Tax Reporting.  All compensation paid to Eligible Directors in accordance with the Plan shall be reported by the Corporation to the Internal Revenue Service and other applicable State and local taxing authorities as compensation paid to such Recipient in accordance with IRS requirements on Form 1099-MISC or other applicable forms, and the Eligible Directors shall be fully responsible for payment of any taxes due for such compensation paid to such Eligible Directors.

SECTION 7.12  Other Obligations of Eligible Directors. All Shares issued to  Eligible Directors in accordance with the Plan shall be reported by such Recipient in accordance with the applicable reporting obligations of such Eligible Director as may be required under the Exchange Act, including, but not limited to Sections 16 and 13d, and regulations promulgated thereunder.